UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2015

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.  Other Events.

On September 11, 2015, a derivative lawsuit seeking to be certified as a class action was filed against Swisher Hygiene Inc. (“Swisher”), the members of the Swisher board of directors, individually, and Ecolab Inc. (“Ecolab”) in connection with the proposed sale of all of the assets primarily used in Swisher’s chemical service, wholesale and hygiene businesses (in each case outside of Canada) to Ecolab pursuant to the Purchase Agreement by and between Swisher and Ecolab dated August 12, 2015 (the “Purchase Agreement”). We refer to the transaction contemplated by the Purchase Agreement as the “Sale Transaction.” A summary of the lawsuit is below.  Swisher believes the claims alleged by the plaintiff are without merit and it intends to vigorously defend against them.

On September 11, 2015, a derivative lawsuit seeking to be certified as a class was filed in the General Court of Justice, Superior Court Division, Mecklenburg County, North Carolina (the “Court”) by Malka Raul, derivatively on behalf of Swisher, and individually and on behalf of all others similarly situated, against Swisher, the members of the Swisher board of directors, individually, and Ecolab.  The plaintiff has alleged that (i) the sale of Swisher to Ecolab contemplated by the Purchase Agreement is unfair and inequitable to the Swisher stockholders and constitutes a breach of the fiduciary duties of the directors in the sale of Swisher, (ii) defendants have exacerbated their breaches of fiduciary duty by agreeing to lock up the Sale Transaction with deal protection devices that preclude other bidders from making a successful competing offer for Swisher, and preclude stockholders from voting against the Sale Transaction, (iii) the Sale Transaction will divest the Swisher stockholders of their ownership interest in Swisher for inadequate consideration; (iv) each of the defendants violated and continues to violate applicable law by directly breaching and/or aiding and abetting the defendants’ breaches of fiduciary duties of loyalty, due care, independence, good faith and fair dealings, (v) the Sale Transaction is the product of a flawed process that was designed to sell Swisher to Ecolab on terms detrimental to plaintiff and the other Swisher stockholders, (vi) the proxy statement fails to provide Swisher stockholders with material information and/or provides them with materially misleading information and (vii) the proxy statement fails to provide Swisher stockholders with all material information concerning the financial analysis of Cassel Salpeter & Co., LLC.  The causes of action set forth in the complaint are (i) a claim for breach of fiduciary duty against the individual defendants, (ii) a claim for aiding and abetting breaches of fiduciary duty against Ecolab, (iii) a derivative claim for breach of fiduciary duties against the individual defendants, and (iv) a derivative claim for unjust enrichment against the individual defendants.  The plaintiff primarily seeks to (i) enjoin defendants from consummating the Sale Transaction unless and until the individual defendants adopt and implement a fair procedure or process to sell Swisher, (ii) direct the individual defendants to exercise their fiduciary duties to obtain a transaction which is in the best interests of Swisher and its stockholders and (iii) rescinding, to the extent already implemented, the Purchase Agreement or any of the terms thereof.  The plaintiff also seeks costs and disbursements, including reasonable attorneys’ and experts fees, and such other equitable and/or injunctive relief as the Court may deem just and proper.  This summary is qualified by reference to the full text of the complaint as filed with the Court (Malka Raul v. Swisher Hygiene Inc. et al., Case No. 15-CVS-16703 (Superior Court, Mecklenburg County, North Carolina)).

Additional Information and Where to Find It

In connection with the proposed Sale Transaction, Swisher filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) and mailed the definitive proxy statement to its stockholders on or about September 10, 2015. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT SWISHER AND THE SALE TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Swisher with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement and such other documents also are available for free on Swisher’s website at www.swsh.com under the Investors page or by directing a written request to Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210 Attention: Investor Relations.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: September 17, 2015	By:	/s/William M. Pierce
William M. Pierce
President and Chief Executive Officer

3